UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2016

Atossa Genetics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Eastlake Ave. East, Suite 200 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 18, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 38,823,464. The number of shares of common stock present or represented by valid proxy at the annual meeting was 23,473,501. Results of the Annual Meeting were timely reported on Form 8-K filed with the Securities and Exchange Commission on May 20, 2016.

At the time of the Annual Meeting, there were not a sufficient number of shares of common stock present or represented by valid proxy to pass Proposal 4 which sought approval of an amendment to the certificate of incorporation to increase the number of authorized shares of common stock by 100,000,000 shares. As a result, the polls were held open for Proposal 4, votes continued to be accepted on that proposal, and the Annual Meeting was adjourned until June 3, 2016 at 1 p.m. Pacific Time at 1616 Eastlake Ave. East, First Floor Conference Room, Seattle, Washington (the “Reconvened Meeting”).

At the time of the Reconvened Meeting, there were not a sufficient number of shares of common stock present or represented by valid proxy to pass Proposal 4 and as a result that proposal was not adopted. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to Proposal 4, are set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,077,962	5,705,009	135,443	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2016	Atossa Genetics Inc.

	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary